SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

000-51873	KANSAS CITY POWER & LIGHT COMPANY	44-0308720
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately furnishing this combined Current Report on Form 8-K (Report). Information contained herein relating to an individual Registrant is furnished by such registrant on its own behalf. Each Registrant makes representations only as to information relating to itself.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Long-Term Incentive Plan

At the May 1, 2007, annual meeting of Great Plains Energy common shareholders, the shareholders approved amendments to Great Plains Energy’s Long-Term Incentive Plan (LTIP). The description of the LTIP, as amended, set forth below is not complete and is qualified in its entirety by reference to the LTIP.

The term of the LTIP expires May 1, 2017, and five million shares of common stock may be issued under the LTIP. Awards available under the LTIP are restricted stock, stock options, limited stock appreciation rights, performance shares, director shares and director deferred share units. Officers, other employees and non-employee directors of Great Plains Energy and its subsidiaries are eligible to receive awards. Awards may be granted by a committee composed of not less than two directors (each of whom is both a “non-employee director” within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Internal Revenue Code Section 162(m)), or any other committee of the board to whom the board has delegated its authority. In addition, an LTIP Committee (comprised of two or more directors who need not be non-employee directors) may award an aggregate maximum of 15,000 shares of restricted stock. Awards are paid in shares of Great Plains Energy common stock, which may be newly-issued, issued out of treasury shares, or purchased in open-market transactions. No benefits or amounts have been awarded or received under the amended LTIP. Because the amounts to be awarded under the LTIP cannot easily be predicted, awards cannot be determined at this time.

Restricted stock awards may be forfeited by the holder unless certain service-based or performance-based requirements are satisfied, and the restricted stock cannot be sold, transferred, pledged or hypothecated until the end of the restriction period. The restriction period is set at the discretion of the committee, and can be between one and ten years. The holders of the restricted stock may vote the shares, and any dividends paid on the restricted stock are subject to the same restrictions. The committee has the discretion to accelerate the vesting of the restricted stock. After the restrictions lift, the restricted stock may not be sold or transferred for six months, except to satisfy any withholding tax liability.

Option awards contain terms and conditions set by the committee, which may include provisions for the options to qualify as incentive stock options. The option exercise price is set by the committee, and must be at least 100% of the closing market price of on the date of grant. In no event may the committee reprice outstanding options unless such a repricing is approved by Great Plains Energy’s shareholders. Each option shall become exercisable within the period set by the committee, not to exceed ten years from its date of grant. Every share of common stock purchased through the exercise of options must be paid for in full at the time of exercise. An option generally lapses upon the first occurrence of one of the following circumstances: (i) ten years from the date of grant; (ii) three months following the holder’s retirement; (iii) at the time of the holder’s termination of employment; (iv) at the expiration of the option period set by the grant; or (v) twelve months from the holder’s date of disability.
Limited stock appreciation rights may be granted with respect to an option at the time the option is granted, or at any time up to six months prior to the option’s expiration. These rights can be exercised only if a change in control occurs six months after the date of the grant of the rights.

Performance share payments will normally be made in common stock; however, the committee has the discretion to authorize payment in cash or a combination of cash and common stock. The committee may also grant dividend equivalents related to the performance shares. Except in the event of a change in control, no payment of performance shares will be made before the end of the performance period. However, the committee has the discretion to either accelerate payment, or prorate payment, where the holder retired, became disabled or died during the performance period, or in other special circumstances. Generally, the amount of performance shares a participant may receive if the established performance goals are met depends on the increase or decrease in the share price from the date of grant to the date of payment. Stock received in settlement of performance shares may not be disposed of within six months of the date on which the performance shares were granted. The performance goals to be achieved and the amount of the award to be distributed upon satisfaction of those performance goals is conclusively determined by the committee. The LTIP provides that all awards granted under the LTIP may be issued, granted, become vested or payable, as the case may be, upon the achievement of certain performance goals such that the performance awards would satisfy the requirements of Section 162(m) of the Internal Revenue Code, as amended. All performance awards are subject to the limitation that the maximum number of shares that can be subject to performance awards granted to any individual during any calendar year is 100,000 shares.

Compensation to non-employee directors may be paid under the LTIP in the form of common shares. The directors have the ability to receive this compensation on a current basis, or may elect to defer the receipt through director deferred share units. Any such election must be made prior to the calendar year in which services related to the compensation are to be performed. On the January 31st following the non-employee director’s termination of service on the board, all of his or her director deferred share units will be converted into an equal number of common shares and distributed to the person, with any fractional share paid in cash.

Within two years of a change in control (as defined in the LTIP) of Great Plains Energy, and except as the Committee may expressly provide otherwise, if a participant’s employment is terminated other than for cause or if a participant voluntarily resigns for good reason then (i) all stock options then outstanding shall become fully exercisable unless limited stock appreciation rights were granted, which in such event the limited stock appreciation rights will be automatically exercised; (ii) all restrictions (other than restrictions imposed by law) and conditions of all restricted stock awards then outstanding shall be deemed satisfied as of the date of the change in control; and (iii) all performance share awards shall be deemed to have been fully earned as of the date of the change in control, subject to the limitation that any Award which has been outstanding less than six months on the date of the change in control shall not be afforded such treatment. Generally, a change in control will occur for purposes of the LTIP when: a person or group of persons acquires 35% or more of Great Plains Energy’s common stock; there is a change in the majority of the board (other than where a director’s appointment is approved by the other directors); a corporate event such as a merger or reorganization occurs where more than 40% of Great Plains Energy voting common stock is, after the transaction, held by individuals who were not shareholders before the transaction; or a liquidation or sale of all or substantially all of our assets occurs. No change in control occurs in connection with transactions where shareholders essentially have the same ownership as they did before the transaction.

The board may at any time alter, amend, suspend or terminate the LTIP. However, shareholder approval is required for any action that increases benefits or number of shares of common stock which may be issued under the LTIP, or that extends the period for granting options, or that modifies the eligibility requirements, or otherwise requires shareholder approval. No modification that adversely affects outstanding awards will be effective without the consent of the holders of such awards.

Modifications to 2007-2009 Performance Share Award Metrics

On April 30, 2007, the Compensation and Development Committee (Committee) of the Board of Directors approved modifications to certain performance metrics for the Great Plains Energy, KCP&L and Strategic Energy, L.L.C. annual incentive plans. The metrics for superior performance under the Strategic Energy MWh under management, Strategic Energy core earnings, and Strategic Energy originated margin performance criteria were increased, and metrics for the Strategic Energy process improvement and the KCP&L equivalent availability performance criteria were set.

Item 9.01	Financial Statements and Exhibits

(c) Exhibit No.

10.1	Long-Term Incentive Plan as amended May 1, 2007.

10.2	Great Plains Energy Incorporated/Kansas City Power & Light Company Annual Incentive Plan amended effective as of January 1, 2007.

10.3	Strategic Energy, L.L.C. Executive Committee Annual Incentive Plan dated as of January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham
Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/ Terry Bassham
Terry Bassham
Chief Financial Officer

Date: May 4, 2007